UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2006

Commission File # 000-51055

RED MILE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-4441647
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

4000 Bridgeway, Suite 101
Sausalito, CA 94965
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

415-339-4240
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Resignation of an Officer

On November 24, 2006 Mr. Michael Troy, the Vice President of Business Development resigned as an officer of Red Mile Entertainment, Inc. Mr. Troy will remain with the Company as an employee with a significantly lesser role in business development though June 30, 2007. The terms of his separation agreement specify that 50,000 stock options that would have vested on March 31, 2007 under his existing stock option agreement will continue to vest providing that he is still employed with Red Mile Entertainment on that date. In addition, the agreement specifies the cash compensation that Mr. Troy will receive through the end of June, 2007. This compensation is less than his salary as the Vice President of Business Development, and does not constitute a severance payment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Mile Entertainment, Inc.

Date: November 28, 2006	By:	/s/ Ben Zadik
		Name:	Ben Zadik
		Title:	Chief Financial Officer